Exhibit 21.1

Subsidiaries of Cencosud S.A.

Company	Country	Percentage Owned
ACC Alto las Condes Ltda.	Chile	44.9%
Administradora de Servicios Paris Ltda.	Chile	99.9%
Administradora TMO S.A.	Chile	85.7%
Administradora y Comercial Puente Alto Ltda.	Chile	99.9%
Banco Paris	Chile	99.9%
Banparis Corredores de Seguros Ltda.	Chile	99.9%
Cencosud Administradora de Procesos S.A.	Chile	99.9%
Cencosud Administradora de Tarjetas S.A.	Chile	99.9%
Cencosud lnternacional Ltda.	Chile	99.9%
Cencosud Retail S.A.	Chile	99.9%
Cencosud Servicios Integrales S.A.	Chile	99.9%
Cencosud Shopping Centers S.A.	Chile	99.9%
Cencosud Tiendas S.A.	Chile	85.6%
Circulo Más S.A.	Chile	99.9%
Comercial Food and Fantasy Ltda.	Chile	90.0%
Costanera Center S.A.	Chile	99.9%
Easy Administradora Norte S.A.	Chile	99.6%
Easy S.A.	Chile	99.6%
Eurofashion Ltda.	Chile	99.9%
Inmobiliaria Bilbao Ltda.	Chile	99.9%
Inmobiliaria Santa Isabel S.A.	Chile	99.9%
Inversiones Don Alberto S.A.	Chile	99.9%
Inversiones Don Alberto II S.A.	Chile	99.9%
Johnson’s Mega San Bernardo S.A.	Chile	85.7%
Jumbo Administradora Norte S.A.	Chile	99.9%
Jumbo Administradora S.A.	Chile	99.9%
Jumbo Administradora Temuco S.A.	Chile	99.9%
Logistica y Distribución Paris Ltda.	Chile	99.9%
MegaJohnson’s La Serena S.A.	Chile	85.7%
MegaJohnson’s Maipu S.A.	Chile	85.7%
MegaJohnson’s Puente Alto S.A.	Chile	85.7%
MegaJohnson’s Puente S.A.	Chile	85.7%
MegaJohnson’s S.A.	Chile	85.7%
MegaJohnson’s Vina del Mar S.A.	Chile	85.7%
MegaJohnson’s Quilin S.A.	Chile	85.7%
Meldar Capacitación Ltda.	Chile	85.6%
Mercado Mayorista P y P Ltda.	Chile	90.0%

Paris Administradora Centro Ltda.	Chile	99.9%
Paris Administradora Ltda.	Chile	99.9%
Paris Administradora Sur Ltda.	Chile	99.9%
Paris Administradora Norte Ltda.	Chile	99.9%
Paris Corredores de Seguros Ltda.	Chile	99.9%
Retail S.A.	Chile	85.7%
Santa Isabel Administradora Norte Ltda.	Chile	99.9%
Santa Isabel Administradora S.A.	Chile	99.9%
Santa Isabel Administradora Sur Ltda.	Chile	99.9%
Sociedad Comercial de Tiendas S.A.	Chile	99.9%
Sociedad Comercializadora de Vestuario FES Ltda.	Chile	85.7%
Viajes Paris S.A.	Chile	99.9%

Company	Country	Percentage Owned
Agrojumbo S.A.	Argentina	87.4%
Agropecuaria Anjullon S.A.	Argentina	62.0%
Blaisten S.A.	Argentina	99.9%
Cavas y Viñas El Acequion S.A.	Argentina	61.6%
Cencosud S.A.	Argentina	99.9%
Cencosud Viajes S.A.	Argentina	99.9%
Corminas S.A.	Argentina	79.8%
Invor S.A.	Argentina	61.4%
Jumbo Retail Argentina S.A.	Argentina	61.4%
Pacuy S.A.	Argentina	61.4%
Supermercados Dave S.A.	Argentina	79.6%
Unicenter S.A.	Argentina	99.9%

SUDCO Servicios Regionales S.A.	Uruguay	100.0%

Easy Colombia S.A.	Colombia	99.9%

Cencosud Brasil S.A.	Brazil	99.9%
GBarbosa Comercial Ltda.	Brazil	99.9%
GBarbosa Holding S.A.	Brazil	99.9%
Mercantil Rodriguez Comercial Ltda.	Brazil	99.9%
Perini Comercial de Alimentos Ltda.	Brazil	99.9%
Prezunic Comercial Ltda.	Brazil	99.9%

GBarbosa Holding LLC	U.S.	99.9%

Almacenes Metro S.A.	Peru	99.9%
Cencosud Perú S.A.	Peru	99.9%
Cinco Robles SAC	Peru	99.9%
E. Wong S.A.	Peru	99.9%
Hipermercados Metro S.A.	Peru	99.9%
ISMB Supermercado S.A.	Peru	99.9%
Las Hadas Inversionistas S.A.	Peru	99.9%
Teledistribución S.A.	Peru	99.9%
Travel Interntional Partners Peru S.A.	Peru	99.9%
Tres Palmeras S.A.	Peru	99.9%

Cencosud (Shanghai) Trading Co., Ltd.	China	100.0%